Exhibit 32

SECTION 1350 CERTIFICATION

            Each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the "Registrant") that the Annual Report of the Registrant on Form 10-KSB for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: March 30, 2004	/s/ Randolph F. Williams Randolph F. Williams President and Chief Executive Officer

Date: March 30, 2004	/s/ Mary Jo David Mary Jo David Vice President, Chief Financial Officer, Secretary and Treasurer